Exhibit 99.1

SELECTED FINANCIAL INFORMATION

The financial statements of New Residential Investment Corp. (the “Company”) for the periods ended on and prior to September 30, 2014 that have been previously filed by the Company are presented without giving effect to the reverse stock split approved by the Company’s board of directors on August 6, 2014 and by the Company’s stockholders on October 15, 2014. As a result of the reverse stock split, the Company is presenting selected financial data for the Company, which reflects the effect of the 1-for-2 reverse common stock split, for (i) the three and six months ended June 30, 2014 and 2013, (ii) the three months ended March 31, 2014 and 2013, (iii) the years ended December 31, 2013 and 2012 and (iv) the period from December 8, 2011 (commencement of operations) through December 31, 2011.

The selected financial information should be read in conjunction with the Company’s consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for these periods.

	(in thousands, except per share data)
	Year Ended December 31,
Statement of Income Data	2013	2012	December 8 through December 31, 2011
Interest income	$87,567	$33,759	$1,260
Interest expense	15,024	704	—
Net interest income	72,543	33,055	1,260
Impairment	5,454	—	—

Net interest income after impairment	67,089	33,055	1,260
Other income	241,008	17,423	367
Operating expenses	42,474	9,231	913

Income (Loss) before income taxes	265,623	41,247	714
Income tax expense	—	—	—

Net income (loss)	$265,623	$41,247	$714

Noncontrolling interests in income of consolidated subsidiaries	$(326)	$—	$—

Net Income (Loss) Attributable to Common Stockholders	$265,949	$41,247	$714

Net income per share of common stock, basic	$2.10	$0.33	$0.01

Net income per share of common stock, diluted	$2.07	$0.33	$0.01

Weighted average number of shares of common stock outstanding, basic	126,539,024	126,512,823	126,512,823

Weighted average number of shares of common stock outstanding, diluted	128,684,128	126,512,823	126,512,823

Dividends declared per share of common stock	$0.990	$—	$—

	(in thousands, except per share data)
	Three months ended March 31,		Three months ended June 30,		Six months ended June 30,
Statement of Income Data	2014	2013	2014	2013	2014	2013
Interest income	$71,490	$16,191	$92,656	$22,999	$161,146	$39,190
Interest expense	38,997	899	36,512	2,651	75,509	3,550

Net interest income	32,493	15,292	56,144	20,348	88,637	35,640
Impairment	492	—	908	3,756	1,400	3,756

Net interest income after impairment	32,001	15,292	55,236	16,592	87,237	31,884
Other income	35,050	2,827	177,889	98,182	212,939	101,009
Operating expenses	9,899	5,044	29,522	5,552	39,421	10,596

Income (Loss) before income taxes	57,152	13,075	203,603	109,222	260,755	122,297
Income tax expense	287	—	21,395	—	21,682	—

Net income (loss)	$56,865	$13,075	$182,208	$109,222	$239,073	$122,297

Noncontrolling interests in income of consolidated subsidiaries	$8,093	$—	$58,705	$—	$66,798	$—

Net Income (Loss) Attributable to Common Stockholders	$48,772	$13,075	$123,503	$109,222	$172,275	$122,297

Net income per share of common stock, basic	$0.39	$0.10	$0.91	$0.86	$1.31	$0.97

Net income per share of common stock, diluted	$0.38	$0.10	$0.88	$0.85	$1.28	$0.96

Weighted average number of shares of common stock outstanding, basic	126,604,510	126,512,823	136,465,454	126,512,823	131,562,222	126,512,823

Weighted average number of shares of common stock outstanding, diluted	129,919,967	126,512,823	139,668,128	128,329,744	131,790,790	127,426,303

Dividends declared per share of common stock	$0.350	$—	$0.500	$0.140	$0.850	$0.140

	(in thousands, except per share data)
	December 31,
Balance Sheet Data	2013	2012	2011
Investments in:
Excess mortgage servicing rights, at fair value	$324,151	$245,036	$43,971
Excess mortgage servicing rights, equity method investees, at fair value	352,766	—	—
Servicer advances	2,665,551	—	—
Real estate securities, available-for-sale	1,973,189	289,756	—
Residential mortgage loans, held-for-investment	33,539	—	—
Consumer loans, equity method investees	215,062	—	—
Cash and cash equivalents	271,994	—	—
Total assets	5,958,658	534,876	43,971
Total debt	4,109,329	150,922	—
Total liabilities	4,445,583	156,520	4,163
Total New Residential stockholders’ equity	1,265,850	378,356	39,808
Noncontrolling interests in equity of consolidated subsidiaries	247,225	—	—
Total equity	1,513,075	378,356	39,808

Supplemental Balance Sheet Data
Common shares outstanding	126,598,987
Book value per share of common stock	$10.00

Other Data
Core earnings (A)	$129,997	$37,454	$1,132

(A)	We have four primary variables that impact our operating performance: (i) the current yield earned on our investments, (ii) the interest expense incurred on the debt used to finance our investments, (iii) our operating expenses and (iv) our realized and unrealized gains or losses, including any impairment, on our investments. “Core earnings” is a non-GAAP measure of our operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge our current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to an affiliate (our “Manager”) of Fortress Investment Group LLC; and (iii) non-capitalized deal inception costs.

While incentive compensation paid to our Manager may be a material operating expense, we exclude it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess

(deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, we note that, as an example, in a given period, we may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, we would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. We believe that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to our non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings. With regard to non-capitalized deal inception costs, management does not view these costs as part of our core operations. Non-capitalized deal inception costs are generally legal and valuation service costs, as well as other professional service fees, incurred when we acquire certain investments. These costs are recorded as general and administrative expenses in our statements of income.

In the third quarter of 2013, we changed our definition of “core earnings” to exclude incentive compensation paid to our Manager and non-capitalized deal inception costs. The calculation of “core earnings” has been retroactively adjusted for all periods presented. Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current performance using the same measure that management uses to operate the business.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity and is not necessarily indicative of cash available to fund cash needs. For a further description of the difference between cash flow provided by operations and net income, see “Management’s Discussion and Analysis of Financial Consolidation and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K filed on March 28, 2014. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (dollars in thousands):

	(in thousands, except per share data)
	Year Ended December 31,
	2013	2012	December 8 through December 31, 2011
Net income (loss) attributable to common stockholders	$265,949	$41,247	$714
Impairment	5,454	—	—
Other Income	(241,008)	(9,023)	(367)
Incentive compensation to affiliate	16,847	—	—
Non-capitalized deal inception costs	5,698	5,230	785
Core earnings of equity method investees:
Excess mortgage servicing rights	23,361	—	—
Consumer loans	53,696	—	—

Core Earnings	$129,997	$37,454	$1,132